Exhibit 4.4 – Form of Registration Rights Agreement

DIVIO HOLDINGS, CORP.

(to be renamed greenwood Hall, inc.)

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of June 30, 2014, is made by and between Divio Holdings, Corp. (to be renamed Greenwood Hall, Inc.), a Nevada corporation (the “Company”) and the undersigned investor (the “Investor”).

R E C I T A L S

WHEREAS, in connection with that certain Subscription Agreement dated June 30, 2014 by and between the Company and the Investor (the “Subscription Agreement”), the Investor purchased from the Company, certain units (the “Units”), each Unit consisting of (a) one share of common stock (the “Unit Share”), and (b) a two-year warrant (the “Warrants”) to purchase one share of common stock of the Company (“Warrant Share”) exercisable at US$1.30 per share; and

WHEREAS, to induce the Investor to purchase the Units, the Company has agreed to grant the Investor certain rights with respect to registration of Registrable Securities under the Securities Act pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, the Company and the Investor hereby covenant and agree as follows:

1.           Recitals. The recitals set forth above are true and correct and are incorporated herein by reference.

2.           Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” shall have the meaning set forth in the Preamble hereof;

“Automatic Registration Statement” shall have the meaning set forth in Section 3(a) of this Agreement;

“Closing” shall mean the closing of the sale of the Units in which the Investor Purchased the Units;

“Closing Date” means the date on which the Closing occurred;

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act;

“Company” shall have the meaning set forth in the Preamble hereof;

“Effectiveness Date” shall mean that date which is sixty (60) days following the Filing Date;

“Effectiveness Period” shall have the meaning set forth in Section 3(a) of this Agreement;

Exhibit C – Form of Registration Rights Agreement

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect;;

“Filing Date” shall mean that date which is thirty (30) days following the Final Closing Date;

“Final Closing Date” means closing date of the Offering after which the Company ceases to offer for sale the Units;

“Investor” shall have the meaning set forth in the Preamble hereof;

“Offering” shall refer to the Company’s offering of the Units;

“Register,” “registered” and “registration” each shall refer to a registration of the Registrable Securities effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the Commission;

“Registrable Securities” shall mean the Unit Shares and Warrant Shares issued to Investor in connection with the Offering; provided, however, that Unit Shares and Warrant Shares that are Registrable Securities shall cease to be Registrable Securities (i) when subject to an effective registration statement under the Securities Act as provided for hereunder, (ii) upon any sale pursuant to a registration statement or Rule 144 under the Securities Act or (iii) at such time as they become eligible for sale without volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or another similar exemption under the Securities Act; provided, further, that the maximum amount of Registrable Securities at any one time shall be subject to any limits imposed by the Commission pursuant to Rule 415;

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect;

“Subscription Agreement” shall have the meaning set forth in the Preamble hereof;

“Unit Shares” shall have the meaning set forth in the definition of Registrable Securities herein;

“Warrant” shall have the meaning set forth in the Preamble hereof; and

“Warrant Shares” shall have the meaning set forth in the Preamble hereof.

Capitalized terms used but not defined herein shall have the meanings set forth in the Subscription Agreement.

3.           Automatic Registration.

(a)          On or prior to the Filing Date, the Company shall prepare and file with the Commission a registration statement (the “Automatic Registration Statement”) covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Automatic Registration Statement required hereunder shall be on Form S-1 or Form S-3 (or any successor forms thereto), as applicable. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Automatic Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use its commercially reasonable efforts to keep the Automatic Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume or other restrictions pursuant to Rule 144 under the Securities Act as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the Investor (the “Effectiveness Period”). The maximum amount of Registrable Securities that may be included in the Automatic Registration Statement at any one time shall be limited by Rule 415 as required by the Commission. In the event that there is a limitation by the Commission on the number of Registrable Securities that may be included for registration at one time, the Company shall promptly so advise the Investor and use its reasonable best efforts to file an additional Automatic Registration Statement covering such ineligible Registrable Securities, on a pro-rata basis, within 30 days of the date such securities become eligible and cause such Automatic Registration Statement to be declared effective by the Commission as soon as reasonably practicable. Any reduction in the number of Registrable Securities shall be deducted from the Unit Shares.

(b)          At any time after the Automatic Registration Statement has become effective, the Company may, upon giving prompt written notice of such action to the Investor, suspend the use of any such Automatic Registration Statement if, in the good faith judgment of the Company, the use of the Automatic Registration Statement covering the Registrable Securities would be detrimental to the Company or its stockholders at such time and the Company concludes, as a result, that it is in the best interests of the Company or its stockholders to suspend the use of such Automatic Registration Statement at such time. The Company shall have the right to suspend such Automatic Registration Statement for a period of not more than thirty (30) consecutive days from the date the Company notifies the Investor of such suspension, with such suspension not exceed an aggregate of seventy-five (75) days (whether or not consecutive) during any 12-month period. In the case of the suspension of any effective Automatic Registration Statement, the Investor, immediately upon receipt of notice thereof from the Company, will discontinue any sales of Registrable Securities pursuant to such Registration Statement until advised in writing by the Company that the use of such Automatic Registration Statement may be resumed.

4.           Registration Procedures. If and whenever the Company is required by the provisions of Section 3 hereof to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a)          prepare and file with the Commission the registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective in an expeditious manner;

(b)          prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective during the Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

(c)          furnish to each seller of Registrable Securities such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;

(d)          promptly notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

(e)          promptly notify each seller of Registrable Securities of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

(f)          take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the registration statement and to enable such certificates to be in such denominations and registered in such names as the Investor may reasonably request; and

(g)          take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the registration statement.

5.           Obligations of Investor. The Investor shall furnish to the Company such information regarding such Investor, the number of Registrable Securities owned and proposed to be sold by it, the intended method of disposition of such securities and any other reasonable information as shall be required to effect the registration of the Registrable Securities, and cooperate with the Company in preparing the registration statement and in complying with the requirements of the Securities Act.

6.           Expenses.

(a)          All expenses incurred by the Company in complying with Section 3 including, without limitation, all registration and filing fees (including the fees of the Commission and any other regulatory body with which the Company is required to file), printing expenses, fees and disbursements of counsel and independent public accountants for the Company and fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”

(b)          The Company will pay all Registration Expenses in connection with any registration statement filed hereunder, and the Selling Expenses in connection with each such registration statement shall be borne by the participating sellers in proportion to the number of Registrable Securities sold by each or as they may otherwise agree.

7.            Indemnification and Contribution.

(a)          In the event of a registration of any of the Registrable Securities under the Securities Act pursuant hereto, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities, “blue sky” laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon reliance on any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the net proceeds received by such seller from the sale of Registrable Securities covered by such Registration Statement. Notwithstanding the foregoing, the indemnity provided in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such indemnified party and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such Registration Statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the registration statement and the undersigned indemnitees thereafter fail to deliver or cause to be delivered such registration statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after the Company has furnished the undersigned with the same.

(b)          Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon written advice of its counsel that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(c)          In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the Registration statement bears to the public offering price of all securities offered by such Registration statement, and the Company is responsible for the remaining portion; provided, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such Registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.           Changes in Capital Stock. If, and as often as, there is any change in the capital stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue as so changed.

9.           Termination. All of the Company’s obligations to register Registrable Shares under Section 3 and 4 hereof shall terminate upon the date on which the Investor holds no Registrable Securities or all of the Registrable Securities are eligible for resale without volume or other restrictions pursuant to Rule 144 under the Securities Act.

10.          Miscellaneous.

(a)          All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

(b)          Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail; or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Divio Holdings, Corp.

55 A Cliff View Drive

Green Bay, Auckland, New Zealand

Attention: Chief Executive Officer

If to the Investor:

In accordance with the address on

the signature page of this Agreement

or at such other address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender's email containing the time, date, recipient or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively

(c)          This Agreement shall be governed by and construed under the laws of the State of California, without giving effect to principles of conflicts of laws. The Company and Investor (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any federal or state court located in the State of California, (ii) waive any objection which the Company or Investor may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of any federal or state court located in the State of California in any such suit, action or proceeding. The Company and Investor further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in any federal or state court located in the State of California and agree that service of process upon the Company or Investor mailed by certified mail, return receipt requested, postage prepaid, to, in the case of the Company, the Company’s address, and in the case of the Investor, to the Investor’s address as set forth on the Company’s books and records, shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

(d)          In the event of a breach by the Company or by the Investor, of any of their obligations under this Agreement, the Investor or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Investor agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(e)          This Agreement may not be amended or modified without the written consent of the Company and the Investor.

(f)          Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. No waiver shall be effective unless and until it is in writing and signed by the party granting the waiver.

(g)          This Agreement may be executed in two or more counterparts (including by facsimile or .pdf transmission) each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(h)          If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(i)          This Agreement constitutes the entire agreement among the Company and the Investor relative to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings and discussions with respect thereto.

(j)          The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

[Signature Page Follows]

Signature Page to the Registration Rights Agreement

IN WITNESS WHEREOF, this Registration Rights Agreement has been executed by Subscriber and by the Company on the respective dates set forth below.

Subscriber Signature(s):	Print Names of Subscriber(s):

Address of Subscriber(s):	Facsimile number of Subscriber(s):

[Insert Subscriber’s Address]

Dated June 30, 2014

Names must conform to signature page of the Subscription Agreement.

THE COMPANY:

DIVIO HOLDINGS, CORP.

By:
Name: James Grant
Title: President and Director

Dated: June 30, 2014

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